EXHIBIT 10.2

REVOLVING CREDIT NOTE

$5,000,000.00	September 20, 2007

FOR VALUE RECEIVED, New York Health Care, Inc., a New York corporation (“Borrower”), hereby promises to pay to the order of CIT Healthcare LLC, a Delaware limited liability company (the “Lender”), the principal amount of FIVE MILLION and No/100 DOLLARS ($5,000,000), or such lesser amount as shall have been advanced as Revolving Loans under the Loan Agreement referred to below and shall be outstanding, such payment to be made at such time or times and in the manner specified in the Loan Agreement; provided, however, that all Revolving Loans shall be repaid in full on or before the Maturity Date.

This Revolving Credit Note (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note”) is issued under and secured by that certain Loan and Security Agreement dated as of even date herewith among the Borrowers and the Lender (as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”). Terms used herein and not defined herein are used with the respective meanings set forth in the Loan Agreement.

Interest on the outstanding principal amount evidenced by this Note shall accrue at the rate or rates specified in, and be payable in accordance with the terms of, the Loan Agreement.

Borrower may prepay this Note only in accordance with the terms and conditions of the Loan Agreement.

The Loan Agreement provides for the acceleration of the payment of principal of and interest on such Revolving Loans upon the happening of certain Events of Default as defined in the Loan Agreement.

Borrower waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with this Note, except any notice expressly required by the Loan Agreement.

This Note shall be governed by and construed in accordance with the internal laws of the State of New Jersey.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Revolving Credit Note has been duly executed as of the day and year first above written.

NEW YORK HEALTH CARE, INC.

By:	/s/ Murry Englard
Murry Englard
Chief Executive Officer